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                            HERITAGE BANCORP, INC.


                                 Exhibit 10(a)
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                            HERITAGE NATIONAL BANK
                                INCENTIVE PLAN

Introduction

A vital component of Heritage National Bank's success is the ability of the employees to meet and achieve performance objectives consistent with the strategic objectives of the Corporation and the best interests of the stockholders. The ability to grow the company in a profitable manner is critical to the Corporation's future success.

This Incentive Plan has been developed as a meaningful compensation tool to encourage and balance both growth and profit, therefore maximizing long term stockholder value.


Plan Year

The plan year for this program will be the calendar year. The effective date of the plan is January 1, 1997. The key performance indicators for the plan will be established annually.


Participation

Participation in the plan will be determined at the beginning of each plan year by the CEO, Executive Management Team and approved by the Personnel Committee of the Board of Directors. Currently participation in the plan is defined as all active employees in a position classified as either full-time or part-time.

New employees, if hired on or before December 15, will be eligible for participation the year of hire. Incentives will be pro-rated for the portion of the year in which participation occurs.

A participant's eligibility will cease at termination of employment, therefore awards will not be paid under the plan for the year of termination. Termination as a result of retirement, death or disability will provide pro-rated awards through the last working date of the year in which this event occurred.


Performance Factors

The plan is based upon pre-defined, weighted goals (Key Performance Indicators) set at the beginning of each calendar year. Goals/indicators will be set in areas of growth, profit, quality and productivity. Some examples could include: loan volume, deposit growth, non-performing loans, etc. Each goal/indicator will consist of a quantifiable objective starting at a baseline and showing graduated improvement to a best-case goal. A weighted value is calculated for each goal which determines the level of importance that each indicator carries. (Total weighting will equal 100%).

Award Calculation and Distribution

Awards are calculated according to year end results of the key performance indicators. Company performance below "baseline", in any indicator, results in a negative consequence to the award pool. Company performance below "baseline", in all key performance indicators, will result in no award for that year.

**Employees will not be eligible for an award payout in the event that they are on disciplinary probation at the time awards are paid or have received a "Does not meet standards" rating on their latest performance appraisal.

All awards are paid in cash less normal payroll tax withholding. Payments will be within 60 days after year end.

There is no deferral or vesting feature of awards under this plan.



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                            HERITAGE BANCORP, INC.


Additional Discretionary Bonus: A discretionary portion of the bonus pool will be identified at the beginning of each year by Executive Management. These funds are available to use to reward employees who have displayed "exceptional" performance. The discretionary bonus will be in addition to the normal incentive. Payment of the discretionary bonus will require a written request by the appropriate supervisor to the Human Resources Department and will be subject to the approval of Executive Management.

Administration

The Board of Directors of the Bank may modify, alter, amend or terminate this plan at any time.

Once established, key performance indicators will remain in place for the year, unless a major event or unforeseen circumstance, i.e. a merger, dictates otherwise.

Participation, key performance indicators, targets and any other participation features are established each plan year and may change from year to year.

The plan does not constitute a contract of employment, and participation in the plan does not give any employee the right to be retained in the service of the Bank or any right or claim to an award under the plan unless specifically accrued under the terms of the plan.

Any right of a participant or his/her beneficiary to the payment of an award under this plan may not be assigned, transferred, pledged or encumbered.

Any adjustment to the financial performance results utilized in this plan because of extraordinary gains or losses or other items must be approved by the Personnel Committee. Investment gains or losses from the Bank's investment portfolio are excluded from the incentive plan.

Plan Approval

This plan has been approved by the Personnel Committee of the Board of Directors and the Board of Directors of Heritage Bancorp, Inc. on September 17, 1996.



By: /s/ Allen E. Kiefer                        By: /s/ Mary Jo Wright
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    Allen E. Kiefer                                Mary Jo Wright
    President                                      Assistant Vice President
    Chief Executive Officer                        Director of Human Resources


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